UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2011

AsiaInfo-Linkage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of principal executive offices)

+8610 8216 6688

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 21, 2011, AsiaInfo-Linkage, Inc. (the “Company”) held an annual meeting of its stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved and adopted the Company’s 2011 Stock Incentive Plan (the “2011 Plan”). The 2011 Plan provides a means whereby employees, directors, officers, consultants, advisors and independent contractors of the Company may be granted restricted stock awards, performance stock awards, stock options, or other types of equity incentives. Subject to certain adjustments, the number of shares of Common Stock available for issuance under the 2011 Plan is 7,501,752 shares, plus any shares that are available for grant under the Company’s 2008 Stock Incentive Plan (the “Prior Plan”), or would again become available for grant under the Prior Plan, in accordance with its terms.

The Compensation Committee of the Company’s Board of Directors is the plan administrator of the 2011 Plan and has discretion over whether and to whom awards will be granted. Subject to the terms of the 2011 Plan and certain limitations on the exercise of its discretions required by Section 162(m) of the Internal Revenue Code, the plan administrator will determine the terms and conditions of awards granted under the 2011 Plan, including the vesting of restricted stock awards and the exercise price of any options granted under the 2011 Plan. The plan administrator must establish an exercise price for options, including incentive stock options, that is not less than the fair market value per share at the date of grant. Outstanding options having exercise prices greater than the then fair market value of a share of common stock may not be “repriced,” whether through amendment of the outstanding option or through cancellation and issuance of a substitute option, without stockholder approval. The 2011 Plan does not have a fixed expiration date. However, no option shall be exercisable after the expiration of ten years from the grant date of the option and the term of an ISO shall not exceed ten years.

The above description of the 2011 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2011 Plan, which was attached as Annex I to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on February 28, 2011 (the “2011 Proxy Statement”), and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting on April 21, 2011, of the 75,051,043 shares of the Company’s common stock outstanding and entitled to vote as of the February 22, 2011 record date for the Annual Meeting, a total of 60,641,179 shares were represented in person or by proxy at the Annual Meeting, which constituted a quorum.

Set forth below are the proposals on which the Company’s stockholders voted at the Annual Meeting and the voting results for each proposal.

1. A proposal to elect the following three directors to serve for three-year terms to expire at the 2014 annual meeting of stockholders and until their successors are duly elected and qualified:

Nominee	Votes For	Votes Against (Withholds)	Abstentions	Broker Non-Votes
Edward Tian	43,737,826	10,400,020	N/A	6,503,333
Davin Mackenzie	52,100,666	2,037,180	N/A	6,503,333
Xiwei Huang	43,512,272	10,625,574	N/A	6,503,333

The votes in favor of Edward Tian, Davin Mackenzie and Xiwei Huang were sufficient to elect each of them as directors.

2. A proposal to ratify the appointment of Deloitte Touche Tohmatsu CPA Ltd. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011:

Votes For	Votes Against	Abstentions	Broker Non-Votes
60,402,160	212,651	26,368	0

This proposal was approved.

3. A proposal to approve and adopt the Company’s 2011 Stock Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,519,030	7,612,548	6,268	6,503,333

This proposal was approved.

4. A proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and related narrative disclosures in the proxy statement (“Say-on-Pay”):

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,205,510	927,197	5,139	6,503,333

This proposal was approved.

5. A proposal to approve, on an advisory basis, the frequency with which stockholders prefer to have a Say-on-Pay vote:

For/3 years	2 year	1 year	Abstentions	Broker Non-Votes
17,471,847	117,186	36,515,625	33,188	6,503,333

Of the total votes cast, 67.4% voted to hold a Say-on-Pay vote every year, 0.2% voted to hold a Say-on-Pay vote every two years, and 32.3% voted to hold a Say-on-Pay vote every three years. The Company is carefully considering these results and other factors relating to the frequency of Say-on-Pay votes. The Company intends amend this Form 8-K, no later than one hundred fifty calendar days after the end of the Annual Meeting, to disclose its decision as to how frequently it will include in its proxy materials a Say-on-Pay vote.

A copy of the press release announcing the voting results of the Annual Meeting is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	2011 Stock Incentive Plan (incorporated by reference to Annex I to the 2011 Proxy Statement).

99.1	Press release dated April 26, 2011 announcing the voting results of the annual meeting of AsiaInfo-Linkage, Inc.’s stockholders held on April 21, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo-Linkage, Inc.

Date: April 26, 2011		/s/ MICHAEL WU
	Name:	Michael Wu
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	2011 Stock Incentive Plan (incorporated by reference to Annex I to the 2011 Proxy Statement).

99.1	Press release dated April 26, 2011 announcing the voting results of the annual meeting of AsiaInfo-Linkage, Inc.’s stockholders held on April 21, 2011.